SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 2, 2005

PHYSIOMETRIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27956	77-0248588
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

FIVE BILLERICA PARK

101 BILLERICA AVENUE

N. BILLERICA, MA 01862

(Address of Principal Executive Offices) (Zip Code)

(978) 670-2422

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01 Entry into Material Definitive Contract

Item 9.01 Financial Statements and Exhibits

Signature

Exhibit Index

ITEM 1.01 Entry into a Material Definitive Contract

On April 28, 2005, the Registrant completed a $1,000,000 secured non-formula revolving line of credit with Silicon Valley Bank East. The line is secured by all corporate assets and matures twelve months from closing. The loan calls for interest payable monthly at prime plus 3% and principal is due at maturity. In conjunction with the line of credit, the company issued a stock purchase warrant to Silicon Valley Bank for 72,464 shares of common stock at a purchase price of $0.69 per share.

On April 29, 2005, the Compensation Committee of the Board of Directors of the Registrant approved employment agreements for the company’s two executive officers, John A. Williams, Chief Executive Officer and Daniel W. Muehl, Chief Financial Officer. These agreements provide for severance upon termination of employment without cause as well as for acceleration of vesting of unvested stock options upon a change of control of the Registrant.

Item 9.01 Financial Statements and Exhibits

(c)   Exhibits

Item No.	Description

10.15	Loan and Security Agreement between Registrant and Silicon Valley Bank effective as of April 28, 2005

10.16	Warrant to Purchase Stock issued by the Registrant to Silicon Valley Bank effective as of April 28, 2005

10.17	Employment Agreement effective as of April 29, 2005 between the Registrant and John A. Williams, Chief Executive Officer

10.18	Employment Agreement effective as of April 29, 2005 between the Registrant and – Daniel W. Muehl, Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSIOMETRIX, INC.

	By:	/s/ Daniel W. Muehl
Daniel W. Muehl
Vice President and
Chief Financial Officer

Date: May 2, 2005

Exhibit Index

Item No.	Description

10.15	Loan and Security Agreement between Registrant and Silicon Valley Bank effective as of April 28, 2005

10.16	Warrant to Purchase Stock issued by the Registrant to Silicon Valley Bank effective as of April 28, 2005

10.17	Employment Agreement effective as of April 29, 2005 between the Registrant and John A. Williams, Chief Executive Officer

10.18	Employment Agreement effective as of April 29, 2005 between the Registrant and – Daniel W. Muehl, Chief Financial Officer